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                                                                     EXHIBIT 5.1
                         [LATHAM & WATKINS LETTERHEAD]

Digital Sound Corporation
6307 Carpinteria Avenue
Carpinteria, California 93013

Gentlemen and Ladies:

          We understand that you intend to file a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale of (i) an additional 800,000 shares of Common Stock, without par value (the "Common Stock"), to be offered and sold by Digital Sound Corporation (the "Corporation") pursuant to the Digital Sound Corporation 1983 Stock Option Plan, as amended to date (the "1983 Plan"), and (ii) an additional 500,000 shares of Common Stock to be offered and sold by the Corporation pursuant to the Digital Sound Corporation Employee Stock Purchase Plan, as amended to date (the "Purchase Plan"; such 1,300,000 shares of Common Stock in the aggregate being hereinafter referred to as the "Shares").

          In our capacity as counsel to the Corporation, we are familiar with the proceedings undertaken in connection with the authorization, issuance and proposed sale of the Shares. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We are opining herein as to the effect on the subject transactions only of the law of the State of California, and we express no opinion as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any matters of municipal law or the laws of any local agencies within such State.

          Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and upon the due issuance of the Shares under the terms of the 1983 Plan or the Purchase Plan, as applicable, and delivery and payment therefor of legal consideration, the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to your filing this opinion as an exhibit to the Registration Statement.


                              Very truly yours,
                              /S/  LATHAM & WATKINS